Exhibit 23.3

CONSENT OF ERNST & YOUNG LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Capstead Mortgage Corporation 2004 Flexible Long-Term Incentive Plan of our report dated January 28, 2004, with respect to the consolidated financial statements of Capstead Mortgage Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

Ernst & Young LLP

Dallas, Texas
June 16, 2004